Exhibit 99.1

Press Release

Investor Contact: Ahmed Pasha 703 682 6451

Media Contact: Rich Bulger 703 682 6318

AES Reaffirms Full Year 2013 Guidance and Provides Preliminary Adjusted Earnings Per Share of $0.25–$0.27 for First Quarter 2013

ARLINGTON, Va, April 25, 2013 – In connection with the senior notes offering and tender offers announced today, The AES Corporation (NYSE: AES) reaffirmed full year 2013 guidance and provided preliminary Adjusted Earnings Per Share (Adjusted EPS, a non-GAAP financial measure) results of $0.25-$0.27 for first quarter 2013. The transactions announced today are intended to reduce leverage and improve the credit profile of the Company.

Full Year 2013 Guidance

The Company reaffirmed its full year 2013 guidance. The Company’s guidance is based on foreign currency and commodity forward curves as of March 31, 2013. The guidance also includes the impact of the tariff reset implemented in April 2013 at AES Sul in Brazil.

Table 1: Full Year 2013 Guidance

Full Year 2013 Guidance
Adjusted EPS[1]	$1.24-1.32
Proportional Free Cash Flow[1]	$750-1,050	million
Consolidated Net Cash Provided by Operating Activities	$2,500-3,100	million

[1]	A non-GAAP financial measure. See “Non-GAAP Financial Measures” for definitions and reconciliations to the most comparable GAAP financial measures.

Preliminary First Quarter 2013 Results

The Company provided preliminary Adjusted EPS results of $0.25 to $0.27 for first quarter 2013, a decline of $0.10 to $0.12 from first quarter 2012. This decline was primarily driven by a one-time $0.06 arbitration settlement at Cartagena in Spain recorded in the first quarter of 2012, the impact of low hydrology in Panama and Brazil totaling $0.03, and unfavorable movements in foreign currency exchange rates, predominantly the Brazilian Real.

On its fourth quarter 2012 earnings call on February 27, 2013, the Company disclosed an expected year-over-year decline in Adjusted EPS for first quarter 2013 and anticipated earnings growth more weighted toward the second half of 2013. These preliminary results are consistent with the Company’s prior disclosures.

Diluted EPS from Continuing Operations decreased to $0.13 to $0.15, a decline of $0.29 to $0.31, primarily due to the drivers discussed above, as well as a $0.14 gain on the sale of Cartagena in Spain recorded in the first quarter of 2012, which was excluded from Adjusted EPS.

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Table 2: Key Financial Results

	First Quarter
	2013	2012
Adjusted EPS[1]	$0.25-0.27	$0.37	[2]
Diluted EPS from Continuing Operations	$0.13-0.15	$0.44	[2]

[1]	A non-GAAP financial measure. See “Non-GAAP Financial Measures” for definitions and reconciliations to the most comparable GAAP financial measures.
[2]

Adjusted EPS and Diluted EPS from Continuing Operations as previously reported in the Form 10-Q for the three months ended March 31, 2012 have been recast to reflect the reclassification of certain discontinued operations. These operations comprise Tisza 2, a generation facility in Hungary, and our distribution businesses in Ukraine. However, there was no impact to the amounts previously reported for Adjusted EPS and Diluted EPS from Continuing Operations as a result of this reclassification.

The Company has not completed its financial review for the quarter ended March 31, 2013. The results set forth above are preliminary and are subject to change. The Company will provide final results for the quarter, as well as additional details of its full year 2013 guidance, on its webcast of Investor Day and First Quarter 2013 Results, which is scheduled for May 9, 2013.

The Company intends to use the net proceeds from the senior notes offering, as well as, if necessary, other available funds, to fund the tender offers and to pay certain related fees and expenses. If any net proceeds from the senior notes offering remain after completion of the tender offers, the Company intends to use such proceeds to retire certain outstanding indebtedness and for general corporate purposes.

About AES

The AES Corporation (NYSE: AES) is a Fortune 200 global power company. We provide affordable, sustainable energy to 23 countries through our diverse portfolio of distribution businesses as well as thermal and renewable generation facilities. Our workforce of 25,000 people is committed to operational excellence and meeting the world’s changing power needs. Our 2012 revenues were $18 billion and we own and manage $42 billion in total assets.

Safe Harbor Disclosure

This news release contains forward-looking statements within the meaning of the Securities Act of 1933 and of the Securities Exchange Act of 1934. Such forward-looking statements include, but are not limited to, those related to future earnings, growth and financial and operating performance. Forward-looking statements are not intended to be a guarantee of future results, but instead constitute AES’ current expectations based on reasonable assumptions. Forecasted financial information is based on certain material assumptions. These assumptions include, but are not limited to, our accurate projections of future interest rates, commodity price and foreign currency pricing, continued normal levels of operating performance and electricity volume at our distribution companies and operational performance at our generation businesses consistent with historical levels, as well as achievements of planned productivity improvements and incremental growth investments at normalized investment levels and rates of return consistent with prior experience.

Actual results could differ materially from those projected in our forward-looking statements due to risks, uncertainties and other factors. Important factors that could affect actual results are discussed in AES’ filings with the Securities and Exchange Commission (the “SEC”), including, but not limited to, the risks discussed under Item 1A “Risk Factors” and Item 7: Management’s Discussion & Analysis in AES’ 2012

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Annual Report on Form 10-K and in subsequent reports filed with the SEC. Readers are encouraged to read AES’ filings to learn more about the risk factors associated with AES’ business. AES undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Any Stockholder who desires a copy of the Company’s 2012 Annual Report on Form 10-K dated on or about February 26, 2013 with the SEC may obtain a copy (excluding Exhibits) without charge by addressing a request to the Office of the Corporate Secretary, The AES Corporation, 4300 Wilson Boulevard, Arlington, Virginia 22203. Exhibits also may be requested, but a charge equal to the reproduction cost thereof will be made.

The Company has filed a registration statement (including the preliminary prospectus supplement dated April 25, 2013 and the accompanying prospectus dated February 27, 2013) with the SEC for the offering to which this communication relates. Before you invest, you should read the preliminary prospectus supplement, the accompanying prospectus in that registration statement and documents incorporated by reference therein which AES has filed with the SEC for more complete information about AES and the offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, copies may be obtained from Morgan Stanley & Co. LLC, Attn: Prospectus Department, 180 Varick Street, 2nd Floor, New York, New York 10014, by calling (866) 718-1649 or by emailing prospectus@morganstanley.com.

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Non-GAAP Financial Measures

Definitions

Adjusted EPS is defined as diluted earnings per share from continuing operations excluding gains or losses of the consolidated entity due to (a) unrealized gains or losses related to derivative transactions, (b) unrealized foreign currency gains or losses, (c) gains or losses due to dispositions and acquisitions of business interests, (d) losses due to impairments, and (e) costs due to the early retirement of debt.

Free cash flow (a non-GAAP financial measure) is defined as net cash from operating activities less maintenance capital expenditures (including environmental capital expenditures), net of reinsurance proceeds from third parties. AES believes that free cash flow is a useful measure for evaluating the Company’s financial condition because it represents the amount of cash provided by operations less maintenance capital expenditures as defined by our businesses, that may be available for investing or for repaying debt.

AES is a holding company that derives its income and cash flows from the activities of its subsidiaries, some of which may not be wholly-owned by the Company. Accordingly, the Company has presented certain financial metrics which are defined as Proportional (a non-GAAP financial measure). Proportional metrics present the Company’s estimate of its share in the economics of the underlying metric. The Company believes that the Proportional metrics are useful to investors because they exclude the economic share in the metric presented that is held by non-AES shareholders. For example, Net Cash from Operating Activities (Operating Cash Flow) is a GAAP metric which presents the Company’s cash flow from operations on a consolidated basis, including operating cash flow allocable to noncontrolling interests. Proportional Operating Cash Flow removes the share of operating cash flow allocable to noncontrolling interests and therefore may act as an aid in the valuation of the Company. Proportional metrics are reconciled to the nearest GAAP measure. Certain assumptions have been made to estimate our proportional financial measures. These assumptions include: (i) the Company’s economic interest has been calculated based on a blended rate for each consolidated business when such business represents multiple legal entities; (ii) the Company’s economic interest may differ from the percentage implied by the recorded net income or loss attributable to noncontrolling interests or dividends paid during a given

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period; (iii) the Company’s economic interest for entities accounted for using the hypothetical liquidation at book value method is 100%; (iv) individual operating performance of the Company’s equity method investments is not reflected and (v) inter-segment transactions are included as applicable for the metric presented.

Table 3: Reconciliation of Diluted EPS to Adjusted EPS for First Quarter 2013 and First Quarter 2012

The Company has not completed its financial review for the quarter ended March 31, 2013 and the results set forth below are preliminary. The reconciliation items presented in the table below are estimates and subject to change upon the completion of the Company’s review.

	Three months ended March 31,
	2013		2012
Diluted earnings per share from continuing operations	$0.13-0.15		$0.44
Unrealized derivative losses (1)	$0.01		$0.03
Unrealized foreign currency transaction (gains)/ losses (2)	$0.02		$(0.02)
Disposition/ acquisition (gains)	—	(3)	$(0.14	)(4)
Impairment losses	$0.05	(5)	$0.06	(6)
Debt retirement losses	$0.04	(7)	—

Adjusted earnings per share	$0.25-0.27		$0.37

(1)	Unrealized derivative losses were net of income tax per share of $0.01 and $0.01 in the three months ended March 31, 2013 and 2012, respectively.
(2)	Unrealized foreign currency transaction (gains)/losses were net of income tax per share of $0.01 and $(0.01) in the three months ended March 31, 2013 and 2012, respectively.
(3)	Amount primarily relates to the gain from the sale of Chengdu, an equity method investment in China for $3 million ($2 million, or $0.00 per share, net of income tax of $0.00 per share).
(4)	Amount primarily relates to the gain from the sale of 80% of our interest in Cartagena for $178 million ($107 million, or $0.14 per share, net of income tax of $0.09 per share).
(5)	Amount primarily relates to asset impairments at Beaver Valley of $46 million ($32 million, or $0.04 per share, net of income tax of $0.02 per share).
(6)

Amount primarily relates to the other-than-temporary impairment of equity method investments in China of $32 million ($26 million, or $0.03 per share, net of income tax of $0.01 per share), and at InnoVent of $17 million ($12 million, or $0.02 per share, net of income tax of $0.01 per share).

(7)	Amount primarily relates to the loss on early retirement of debt at Masinloc of $43 million ($28 million, or $0.04 per share, net of income tax of $0.01 per share).

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Table 4: 2013 Guidance Elements

2013 Financial Guidance[1] (as of 4/25/2013)
	Consolidated	Proportional (2)
Income Statement Guidance
Adjusted Earnings Per Share (3)	$1.24 to $1.32
Cash Flow Guidance
Net Cash Provided by Operating Activities	$2,500 to $3,100 million
Free Cash Flow (4)		$750 to $1,050 million
Reconciliation of Free Cash Flow Guidance
Net Cash from Operating Activities	$2,500 to $3,100 million	$1,650 to $1,950 million
Less: Maintenance Capital Expenditures	$1,050 to $1,350 million	$750 to $1,050 million

Free Cash Flow (4)	$1,300 to $1,900 million	$750 to $1,050 million

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(1)	2013 Guidance is based on expectations for future foreign exchange rates and commodity prices as of March 31, 2013.
(2)

AES is a holding company that derives its income and cash flows from the activities of its subsidiaries, some of which may not be wholly-owned by the Company. Accordingly, the Company has presented certain financial metrics which are defined as Proportional (a non-GAAP financial measure). Proportional metrics present the Company’s estimate of its share in the economics of the underlying metric. The Company believes that the Proportional metrics are useful to investors because they exclude the economic share in the metric presented that is held by non-AES shareholders. For example, Net Cash from Operating Activities (Operating Cash Flow) is a GAAP metric which presents the Company’s cash flow from operations on a consolidated basis, including operating cash flow allocable to noncontrolling interests. Proportional Operating Cash Flow removes the share of operating cash flow allocable to noncontrolling interests and therefore may act as an aid in the valuation of the Company. Proportional metrics are reconciled to the nearest GAAP measure. Certain assumptions have been made to estimate our proportional financial measures. These assumptions include: (i) the Company’s economic interest has been calculated based on a blended rate for each consolidated business when such business represents multiple legal entities; (ii) the Company’s economic interest may differ from the percentage implied by the recorded net income or loss attributable to noncontrolling interests or dividends paid during a given period; (iii) the Company’s economic interest for entities accounted for using the hypothetical liquidation at book value method is 100%; (iv) individual operating performance of the Company’s equity method investments is not reflected and (v) inter-segment transactions are included as applicable for the metric presented.

(3)

Adjusted earnings per share (a non-GAAP financial measure) is defined as diluted earnings per share from continuing operations excluding gains or losses of the consolidated entity due to (a) mark-to-market amounts related to derivative transactions, (b) unrealized foreign currency gains or losses, (c) gains or losses due to dispositions and acquisitions of business interests, (d) losses due to impairments, and (e) costs due to the early retirement of debt. The GAAP measure most comparable to Adjusted EPS is diluted earnings per share from continuing operations. AES believes that adjusted earnings per share better reflects the underlying business performance of the Company, and is considered in the Company’s internal evaluation of financial performance. Factors in this determination include the variability due to mark-to-market gains or losses related to derivative transactions, currency gains or losses, losses due to impairments and strategic decisions to dispose or acquire business interests or retire debt, which affect results in a given period or periods. Adjusted earnings per share should not be construed as an alternative to diluted earnings per share from continuing operations, which is determined in accordance with GAAP. Beginning in the first quarter of 2013, the Company will exclude in its determination of Adjusted EPS all gains or losses due to dispositions and acquisitions of business interests and all losses due to impairments, not just those that were deemed significant per our previous definition.

(4)

Free Cash Flow is reconciled above. Free cash flow (a non-GAAP financial measure) is defined as net cash from operating activities less maintenance capital expenditures (including environmental capital expenditures), net of reinsurance proceeds from third parties. AES believes that free cash flow is a useful measure for evaluating our financial condition because it represents the amount of cash provided by operations less maintenance capital expenditures as defined by our businesses, that may be available for investing or for repaying debt.